Exhibit 99.2

INDEX TO THE COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

FOR THE PANTHER ASSETS TO BE ACQUIRED BY MIDSTATES PETROLEUM COMPANY, INC.

FOR THE YEARS ENDED SEPTEMBER 30, 2012, 2011 AND 2010

Page

Report of Independent Certified Public Accountants	2
Combined Statements of Revenues and Direct Operating Expenses	3
Notes to Combined Statements of Revenues and Direct Operating Expenses	4

Report of Independent Certified Public Accountants

Board of Directors

Panther Energy Company, LLC

We have audited the accompanying combined statements of revenues and direct operating expenses for the Panther Energy Company, LLC (“Panther”) assets to be acquired by Midstates Petroleum Company, Inc. for the years ended September 30, 2012, 2011 and 2010.  These statements are the responsibility of Panther’s management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1, the accompanying statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete financial presentation.

In our opinion, the statements referred to above present fairly, in all material respects, the revenues and direct operating expenses for the Panther Assets to be acquired by Midstates Petroleum Company, Inc. as described in Note 1 for the three years ended September 30, 2012, 2011 and 2010.

/s/ Grant Thornton LLP

Houston, Texas

May 15, 2013

COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE PANTHER ASSETS TO BE ACQUIRED BY

MIDSTATES PETROLEUM COMPANY, INC.

(In thousands)

	Years Ended September 30,
	2012	2011	2010
REVENUES:
Oil sales	$119,509	$94,487	$65,015
Natural gas sales	20,109	40,743	31,850
Natural gas liquids sales	16,932	554	376
Total revenues	156,550	135,784	97,241
EXPENSES:
Production taxes	9,051	8,878	6,266
Lease operating expenses	24,274	16,537	10,405
Total direct operating expenses	33,325	25,415	16,671
EXCESS OF REVENUES OVER DIRECT OPERATING EXPENSES	$123,225	$110,369	$80,570

The accompanying notes are an integral part of these combined statements of revenues and direct operating expenses.

NOTES TO COMBINED STATEMENTS OF REVENUE AND DIRECT OPERATING EXPENSES

FOR THE PANTHER ASSETS TO BE ACQUIRED BY MIDSTATES PETROLEUM COMPANY, INC.

1. Basis of Presentation

On April 3, 2013, Midstates Petroleum Company LLC (“Midstates Sub”), a wholly owned subsidiary of Midstates Petroleum Company, Inc. (“Midstates” and together with Midstates Sub, the “Company”), entered into a Purchase and Sale Agreement (the “Agreement”) with Panther Energy Company, LLC, Red Willow Mid-Continent, LLC and Linn Energy Holdings, LLC (collectively, the “Sellers”), pursuant to which Midstates Sub agreed to acquire producing properties as well as undeveloped acreage in the Anadarko Basin in Texas and Oklahoma (the “Panther Transaction”). The total interests acquired from the Sellers are collectively referred to as the “Panther Assets”. The aggregate purchase price, subject to adjustment as provided in the Agreement, consists of $620 million in cash, with an effective date of April 1, 2013 and an anticipated closing date on or about May 31, 2013, subject to the satisfactory completion of due diligence and title reviews by the Company.  The accompanying statements of revenues and direct operating expenses represent the combined revenue and direct operating expenses related to the Sellers interests in the operations of the oil and gas properties to be acquired by the Company.

The combined statements of revenues and direct operating expenses associated with the Panther Assets were derived from the Panther Energy Company, LLC (the “Operator”) accounting records. During the periods presented, the Panther Assets were not accounted for or operated as a consolidated entity or as a separate division by any of the Sellers. Revenues and direct operating expenses for the Panther Assets included in the accompanying combined statements represent the net collective working and revenue interests to be acquired by the Company. The combined revenues and direct operating expenses presented herein relate only to the interests in the producing oil and natural gas properties which will be acquired and do not represent all of the oil and natural gas operations of the Sellers. Direct operating expenses include lease operating expenses and production and other related taxes. General and administrative expenses, depreciation, depletion and amortization (“DD&A”) of oil and gas properties and federal and state taxes have been excluded from direct operating expenses in the accompanying combined statements of revenues and direct operating expenses because the allocation of certain expenses would be arbitrary and would not be indicative of what such costs would have been had the Panther Assets been operated as a stand-alone entity. The Operator accounted for the Panther Assets under the successful efforts method, while the Company uses the Full Cost method to account for oil and gas properties. Accordingly, exploration expenses and dry hole costs are not applicable to this presentation. Full separate financial statements prepared in accordance with accounting principles generally accepted in the United States of America and required under Rule 3-05 of the Securities and Exchange Commission’s Regulation S-X do not exist for the Panther Assets and are not practicable to prepare in these circumstances due to the factors discussed above. The combined statements of revenues and direct operating expenses presented are not indicative of the financial condition or results of operations of the Panther Assets on a go forward basis due to changes in the business and the omission of various operating expenses. The results presented herein are not necessarily indicative of the results that would have been achieved had the Panther Assets been owned by the Company during the periods presented.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of combined statements of revenues and direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Although these estimates are based on management’s best available knowledge of current and future events, actual results could be different from those estimates.

Revenue Recognition

Revenues are recognized for oil, natural gas liquids (“NGLs”) and natural gas sales under the sales method of accounting. Under this method, revenue is recognized for all oil, NGLs and gas sold to purchasers regardless of whether the sales are proportionate to the Sellers’ ownership interest in the property.  Production imbalances are recognized as a liability to the extent an imbalance on a specific property exceeds the Sellers’ share of remaining proved oil and gas reserves.  There are no significant production imbalances.

Subsequent Events

The Company has evaluated subsequent events through May 15, 2013, the date these financial statements were available to be issued.

Supplemental Oil and Gas Reserve Information (Unaudited)

Estimated Quantities of Proved Oil and Natural Gas Reserves

The reserve estimates at September 30, 2012, 2011 and 2010 presented in the table below are based on reports prepared by Cawley Gillespie & Associates, Inc., independent reserve engineers, in accordance with the FASB’s authoritative guidance on oil and gas reserve estimation and disclosures with the exception of the exclusion of future income taxes.  At September 30, 2012, all of the oil, NGLs and natural gas producing activities that comprise the Panther Assets were conducted within the continental United States.

Reserve estimates are inherently imprecise and estimates of new discoveries and undeveloped locations are more imprecise than estimates of established proved producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. Proved oil, NGLs and natural gas reserves are the estimated quantities of oil, NGLs and natural gas which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under economic and operating conditions (i.e., prices and costs) existing at the time the estimate is made. Proved developed oil, NGLs and natural gas reserves are proved reserves that can be expected to be recovered through existing wells and equipment in place and under operating methods being utilized at the time the estimates were made.

The following table sets forth the net proved, proved developed and proved undeveloped reserves related to the Panther Assets at September 30, 2012, 2011 and 2010. Barrel of oil equivalents are determined using a ratio of one Bbl of crude oil to six Mcf of natural gas, which represents their approximate energy content:

	Oil (MBbl)	Gas (MMcf)	NGL (MBbl)	MBoe
2010
Proved reserves
Beginning balance	8,194	52,331	4,279	21,195
Extensions, discoveries and other additions	2,716	14,892	1,380	6,578
Production	(889)	(5,309)	(5)	(1,779)
Net proved reserves at September 30, 2010	10,021	61,914	5,654	25,994
Proved developed reserves, September 30, 2010	2,677	16,318	1,432	6,829
Proved undeveloped reserves, September 30, 2010	7,344	45,596	4,222	19,165

2011
Proved reserves
Beginning balance	10,021	61,914	5,654	25,994
Revisions of previous estimates	(714)	(15,244)	448	(2,807)
Extensions, discoveries and other additions	5,210	16,668	2,457	10,445
Production	(1,062)	(5,981)	(195)	(2,254)
Net proved reserves at September 30, 2011	13,455	57,357	8,364	31,378
Proved developed reserves, September 30, 2011	3,088	14,804	1,761	7,316
Proved undeveloped reserves, September 30, 2011	10,367	42,553	6,603	24,062

	Oil (MBbl)	Gas (MMcf)	NGL (MBbl)	MBoe
2012
Proved reserves
Beginning balance	13,455	57,357	8,364	31,378
Revisions of previous estimates	(1,109)	(1,617)	(2,425)	(3,804)
Extensions, discoveries and other additions	5,722	17,714	2,274	10,948
Production	(1,285)	(5,882)	(738)	(3,003)
Net proved reserves at September 30, 2012	16,783	67,572	7,475	35,519
Proved developed reserves, September 30, 2012	4,135	22,299	2,436	10,288
Proved undeveloped reserves, September 30, 2012	12,648	45,273	5,039	25,231

Standardized Measure of Discounted Future Net Cash Flows

The Standardized Measure represents the present value of estimated future cash inflows from proved oil and natural gas reserves, less future development, production, and plugging and abandonment costs, discounted at 10% per annum to reflect timing of future cash flows. Production costs do not include depreciation, depletion and amortization of capitalized acquisition, exploration and development costs. Income tax expense has been excluded from the presentation below as the Panther Assets have never been operated as a consolidated entity.

Our estimated proved reserves and related future net revenues and Standardized Measure were determined using NYMEX index prices for oil and natural gas, without giving effect to derivative transactions, and were held constant throughout the life of the properties. The un-weighted arithmetic average first-day-of-the-month prices for the prior 12 months were $73.42/Bbl for oil and $4.24/Mcf for natural gas at September 30, 2010, $91.05/Bbl for oil and $3.92/Mcf for natural gas at September 30, 2011, and $91.51/Bbl for oil and $2.58/Mcf for natural gas at September 30, 2012. These prices include adjustments for basis differentials and other deductions that affect the price received.

The following table sets forth the Standardized Measure of discounted future net cash flows from projected production of the Company’s oil and natural gas reserves at September 30, 2012, 2011 and 2010 (in thousands).

	At September 30,
	2012	2011	2010
Future cash inflows	$2,018,435	$1,884,368	$1,260,281
Future production costs	(513,235)	(507,648)	(332,867)
Future development costs	(560,330)	(558,195)	(315,824)
Future net cash flows	944,870	818,525	611,590
10% annual discount for estimated timing of cash flows	(411,186)	(350,230)	(253,364)
Standardized measure of discounted future net cash flows	$533,684	$468,295	$358,226

The following table sets forth the changes in the standardized measure of discounted future net cash flows applicable to proved oil and natural gas reserves for the periods presented (in thousands).

	Year Ended September 30,
	2012	2011	2010
January 1,	$468,295	$358,226	$272,406
Net Changes in prices and production costs	(54,442)	65,710	—
Net changes in future development costs	65,932	(88,981)	—
Sales of oil and natural gas, net	(123,225)	(110,369)	(80,570)
Extensions	174,511	187,826	166,390
Discoveries	—	—	—
Purchases of reserves in place	—	—	—
Revisions of previous quantity estimates	(56,769)	(19,342)	—
Previously estimated development costs incurred	33,216	13,853	—
Accretion of discount	46,829	35,823	—
Net change in income taxes	—	—	—
Changes in timing, other	(20,663)	25,549	—
Period end	$533,684	$468,295	$358,226